Exhibit 99.1

ServisFirst Bancshares, Inc. Announces Results For Fourth Quarter of 2022

BIRMINGHAM, Ala.--(BUSINESS WIRE)--January 23, 2023--ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter and year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

  Diluted earnings per share were $1.24 for the fourth quarter of 2022, a 25% increase over the fourth quarter of 2021.
  Diluted earnings per share were $4.61 for 2022, a 21% increase from 2021.
  Deposits increased $494.9 million, or by 18%, annualized to $11.6 billion on a linked-quarter basis.
  Total loans grew from $9.5 billion to $11.7 billion, or by 23%, during 2022, and grew $409.4 million, or 14% annualized, on a linked-quarter basis.
  Efficiency ratio improved to 29.45% during the fourth quarter of 2022, down from 31.54% in the prior quarter and 35.47% in the year-ago quarter.
  Cash dividend increased from $0.23 to $0.28 per quarter, a 22% increase.
  Book value per share increased to $23.89, a 12% increase year-over-year.

Tom Broughton, Chairman, President and CEO, said, “2022 was a year of growth in both our footprint and profitability while maintaining credit quality. Our company has expanded to Panama City and Tallahassee, Florida, and the Piedmont region of North Carolina, with offices in Charlotte and Asheville. Diluted EPS increased 21% year-over-year, due in part to our best-in-class bankers, who continue to deliver superior growth.”

Bud Foshee, CFO, said, “We continue to see strong credit quality metrics, evidenced by our below-industry-average charge-offs and non-performing assets over the past three years. Our commitment to operational efficiency will continue in 2023.”

FINANCIAL SUMMARY (UNAUDITED)
(In thousands except share and per share amounts)

	Period Ending December 31, 2022	Period Ending September 30, 2022	% Change From Period Ending September 30, 2022 to Period Ending December 31, 2022	Period Ending December 31, 2021	% Change From Period Ending December 31, 2021 to Period Ending December 31, 2022
QUARTERLY OPERATING RESULTS
Net Income	$67,724	$64,031	6%	$53,753	26%
Net Income Available to Common Stockholders	$67,693	$64,031	6%	$53,722	26%
Diluted Earnings Per Share	$1.24	$1.17	6%	$0.99	25%
Return on Average Assets	1.89%	1.77%		1.40%
Return on Average Common Stockholders' Equity	21.27%	20.49%		18.75%
Average Diluted Shares Outstanding	54,537,685	54,546,682		54,493,959

YEAR-TO-DATE OPERATING RESULTS
Net Income	$251,504			$207,734	21%
Net Income Available to Common Stockholders	$251,442			$207,672	21%
Diluted Earnings Per Share	$4.61			$3.82	21%
Return on Average Assets	1.71%			1.53%
Return on Average Common Stockholders' Equity	23.32%			19.26%
Average Diluted Shares Outstanding	54,534,774			54,434,573

BALANCE SHEET
Total Assets	$14,595,753	$13,890,030	5%	$15,448,806	(6)%
Loans	11,687,968	11,278,614	4%	9,532,934	23%
Non-interest-bearing Demand Deposits	3,321,347	3,661,936	(9)%	4,799,767	(31)%
Total Deposits	11,546,805	11,051,915	4%	12,452,836	(7)%
Stockholders' Equity	1,297,896	1,242,589	4%	1,152,015	13%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $67.7 million for the quarter ended December 31, 2022, compared to net income and net income available to common stockholders of $53.8 million and $53.7 million, respectively, for the same quarter in 2021. Basic and diluted earnings per common share were $1.25 and $1.24, respectively, for the fourth quarter of 2022, compared to $0.99 for both in the fourth quarter of 2021.

Annualized return on average assets was 1.89% and annualized return on average common stockholders’ equity was 21.27% for the fourth quarter of 2022, compared to 1.40% and 18.75%, respectively, for the fourth quarter of 2021.

Net interest income was $122.4 million for the fourth quarter of 2022, compared to $126.4 million for the third quarter of 2022 and $101.2 million for the fourth quarter of 2021. The net interest margin in the fourth quarter of 2022 was 3.52% compared to 3.64% in the third quarter of 2022 and 2.71% in the fourth quarter of 2021. Loan yields were 5.32% during the fourth quarter of 2022 compared to 4.77% during the third quarter of 2022, and 4.40% during the fourth quarter of 2021. Accretion of net fees of $103,000 on PPP loans during the fourth quarter of 2022 had a negligible impact on the loan yield, compared to $400,000 of PPP loan fee accretion during the third quarter of 2022, or one basis points of the loan yield and $5.1 million during the fourth quarter of 2021, or 22 basis points of the loan yield. Investment yields were 2.48% during the fourth quarter of 2022, compared to 2.47% during the third quarter of 2022, and 2.38% during the fourth quarter of 2021. Average interest-bearing deposit rates increased to 1.70% during the fourth quarter of 2022, compared to 0.76% during the third quarter of 2022 and 0.33% during the fourth quarter of 2021. Average borrowing rates increased to 3.75% during the fourth quarter of 2022, compared to 2.27% during the third quarter of 2022 and 0.21% during the fourth quarter of 2021.

Average loans for the fourth quarter of 2022 were $11.49 billion, an increase of $565.1 million, or 20.5% annualized, over average loans of $10.92 billion for the third quarter of 2022, and an increase of $2.43 billion, or 26.8%, over average loans of $9.06 billion for the fourth quarter of 2021.

Average total deposits for the fourth quarter of 2022 were $11.39 billion, a decrease of $146.0 million, or 5.0%, annualized, over average total deposits of $11.53 billion for the third quarter of 2022, and a decrease of $1.00 billion, or 8.1%, over average total deposits of $12.39 billion for the fourth quarter of 2021.

Non-performing assets to total assets were 0.12% for the fourth quarter of 2022, a decrease of one basis point compared to 0.13% for the third quarter of 2022 and an increase of three basis points compared to 0.09% for the fourth quarter of 2021. Annualized net charge-offs to average loans were 0.06% for the fourth quarter of 2022, compared to 0.11% and 0.03% for the third quarter of 2022 and fourth quarter of 2021, respectively. The allowance for credit losses as a percentage of total loans at December 31, 2022, September 30, 2022 and December 31, 2021 was 1.25%, 1.25%, and 1.22%, respectively. We recorded a $7.1 million provision for credit losses in the fourth quarter of 2022 compared to $15.6 million in the third quarter of 2022 and $8.5 million in the fourth quarter of 2021.

Non-interest income decreased $399,000, or 5.4%, to $7.0 million for the fourth quarter of 2022 from $7.4 million in the fourth quarter of 2021, and decreased $2.0 million, or 22.1%, on a linked quarter basis. Service charges on deposit accounts increased $569,000, or 43.9%, to $1.9 million from the fourth quarter of 2021 to the fourth quarter of 2022, and decreased $26,000, or 1.4%, on a linked quarter basis. Mortgage banking revenue increased $43,000, or 9.1%, to $514,000 from the fourth quarter of 2021 to the fourth quarter of 2022, and decreased $270,000, or 34.4%, on a linked quarter basis. Net credit card revenue increased $61,000, or 2.8%, to $2.3 million during the fourth quarter of 2022, compared to $2.2 million during the fourth quarter of 2021, and decreased $351,000, or 13.4%, on a linked quarter basis. The number of credit card accounts increased approximately 12.6% and the aggregate amount of spend on all credit card accounts increased 17.8% during the fourth quarter of 2022 compared to the fourth quarter of 2021. Cash surrender value life insurance decreased $30,000, or 1.8%, to $1.6 million during the fourth quarter of 2022, compared to $1.6 million during the fourth quarter of 2021, and decreased $37,000, or 2.3%, on a linked quarter basis. Other operating income for the fourth quarter of 2022 decreased $1.0 million, or 59.0%, to $725,000 from $1.8 million in the fourth quarter of 2021, and decreased $1.3 million, or 64.0%, on a linked quarter basis. We recognized $162,000 of income related to our interest rate cap during the fourth quarter 2022 compared to $839,000 during the fourth quarter of 2021. Merchant service revenue increased by $114,000, or 30.4%, to $490,000, during the fourth quarter of 2022, from $376,000 during the fourth quarter of 2021.

Non-interest expense for the fourth quarter of 2022 decreased $397,000, or 1.0%, to $38.1 million from $38.5 million in the fourth quarter of 2021, and decreased $4.6 million, or 10.8%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2022 increased $1.9 million, or 11.1%, to $19.2 million from $17.3 million in the fourth quarter of 2021, and decreased $457,000, or 2.3%, on a linked quarter basis. The number of FTE employees increased by 69 to 571 at December 31, 2022 compared to 502 at December 31, 2021, and increased by 13 from the end of the third quarter of 2022. Equipment and occupancy expense increased $353,000, or 12.1%, to $3.3 million in the fourth quarter of 2022, from $2.9 million in the fourth quarter of 2021, and increased $123,000, or 3.9% on a linked-quarter basis. Third party processing and other services expense increased $3.3 million, or 68.2%, to $8.2 million in the fourth quarter of 2022, from $4.9 million in the fourth quarter of 2021, and increased $957,000, or 13.3%, on a linked-quarter basis. This increase in third party processing also includes Federal Reserve Bank charges related to correspondent bank settlement activities, which increased by $3.1 million year-over-year to $4.3 million during the fourth quarter of 2022. Professional services expense increased $9,000, or 1.0%, to $922,000 in the fourth quarter of 2022, from $913,000 in the fourth quarter of 2021. FDIC and other regulatory assessments increased $269,000 to $1.3 million in the fourth quarter of 2022, from $1.0 million in the fourth quarter of 2021, and increased $336,000, or 34.5%, on a linked quarter basis. Other operating expenses for the fourth quarter of 2022 decreased $6.5 million, or 56.6%, to $5.0 million from $11.4 million in the fourth quarter of 2021, and decreased $5.7 million on a linked-quarter basis. During the third quarter of 2022 we reached a preliminary settlement on a lawsuit and wrote down the value of a private investment resulting in combined charges of $3.1 million, or $2.4 million net of income tax. Our reserve for credit losses on unfunded loan commitments decreased by $1.4 million in the fourth quarter of 2022. The efficiency ratio was 29.45% during the fourth quarter of 2022 compared to 35.47% during the fourth quarter of 2021 and compared to 31.54% during the third quarter of 2022.

Income tax expense increased $8.6 million, or 109.7%, to $16.4 million in the fourth quarter of 2022, compared to $7.8 million in the fourth quarter of 2021. Our effective tax rate was 19.49% for the fourth quarter of 2022 compared to 12.70% for the fourth quarter of 2021. We recognized an aggregate of $3.4 million in credits during the fourth quarter of 2022 related to investments in tax credit partnerships, compared to an aggregate of $7.4 million in credits during the fourth quarter of 2021 related to investments in new market tax credits. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2022 and 2021 of $10,000 and $363,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Financial measures included in this press release that are presented adjusted for these expenses are net income, net income available to common stockholders, diluted earnings per share, return on average assets, return on average common stockholders’ equity and efficiency ratio. Each of these six financial measures excludes the impact of this item, net of tax, and are all considered non-GAAP financial measures. This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At December 31, 2022	At September 30, 2022	At June 30, 2022	At March 31, 2022	At December 31, 2021
Book value per share - GAAP	$23.89	$22.87	$22.32	$21.61	$21.24
Total common stockholders' equity - GAAP	1,297,896	1,242,589	1,211,918	1,172,975	1,152,015
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,615)	(13,615)	(13,615)	(13,638)
Tangible common stockholders' equity - non-GAAP	$1,284,281	$1,228,974	$1,198,334	$1,159,360	$1,138,377
Tangible book value per share - non-GAAP	$23.64	$22.62	$22.07	$21.36	$20.99

Stockholders' equity to total assets - GAAP	8.89%	8.95%	8.36%	7.65%	7.46%
Total assets - GAAP	$14,595,753	$13,890,030	$14,494,317	$15,339,419	$15,448,806
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,615)	(13,615)	(13,615)	(13,638)
Total tangible assets - non-GAAP	$14,582,138	$13,876,415	$14,480,733	$15,325,804	$15,435,168
Tangible common equity to total tangible assets - non-GAAP	8.81%	8.86%	8.28%	7.56%	7.38%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Northwest Florida, West Central Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina, and Charlotte and Asheville, North Carolina.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves, interest rate spread relationships and inflation; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the credit worthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; the effect of data breaches, cyberattacks or other data security issues; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2022, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021
CONSOLIDATED STATEMENT OF INCOME
Interest income	$170,273	$149,299	$126,555	$113,188	$108,954
Interest expense	47,889	22,881	10,187	7,466	7,804
Net interest income	122,384	126,418	116,368	105,722	101,150
Provision for credit losses	7,135	15,603	9,507	5,362	8,451
Net interest income after provision for credit losses	115,249	110,815	106,861	100,360	92,699
Non-interest income	6,966	8,939	9,506	7,948	7,365
Non-interest expense	38,092	42,685	39,821	37,218	38,489
Income before income tax	84,123	77,069	76,546	71,090	61,575
Provision for income tax	16,399	13,038	14,410	13,477	7,822
Net income	67,724	64,031	62,136	57,613	53,753
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$67,693	$64,031	$62,105	$57,613	$53,722
Earnings per share - basic	$1.25	$1.18	$1.14	$1.06	$0.99
Earnings per share - diluted	$1.24	$1.17	$1.14	$1.06	$0.99
Average diluted shares outstanding	54,537,685	54,528,554	54,532,385	54,522,042	54,493,959

CONSOLIDATED BALANCE SHEET DATA
Total assets	$14,595,753	$13,890,030	$14,494,317	$15,339,419	$15,448,806
Loans	11,687,968	11,278,614	10,617,320	9,898,957	9,532,934
Debt securities	1,678,936	1,714,603	1,790,218	1,617,977	1,305,527
Non-interest-bearing demand deposits	3,321,347	3,661,936	4,686,511	4,889,495	4,799,767
Total deposits	11,546,805	11,051,915	11,772,337	12,408,755	12,452,836
Borrowings	64,726	64,721	64,716	64,711	64,706
Stockholders' equity	1,297,896	1,242,589	1,211,918	1,172,975	1,152,015

Shares outstanding	54,326,527	54,324,007	54,306,875	54,282,132	54,227,060
Book value per share	$23.89	$22.87	$22.32	$21.61	$21.24
Tangible book value per share (1)	$23.64	$22.62	$22.07	$21.36	$20.99

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.52%	3.64%	3.26%	2.89%	2.71%
Return on average assets	1.89%	1.77%	1.67%	1.53%	1.40%
Return on average common stockholders' equity	21.27%	20.49%	20.93%	20.09%	18.75%
Efficiency ratio	29.45%	31.54%	31.64%	32.74%	35.47%
Non-interest expense to average earning assets	1.10%	1.23%	1.11%	1.02%	1.03%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.54%	9.37%	9.59%	9.86%	9.95%
Tier 1 capital to risk-weighted assets	9.54%	9.37%	9.59%	9.87%	9.96%
Total capital to risk-weighted assets	11.06%	10.91%	11.12%	11.43%	11.58%
Tier 1 capital to average assets	9.29%	8.84%	8.19%	7.67%	7.39%
Tangible common equity to total tangible assets (1)	8.81%	8.86%	8.28%	7.56%	7.38%

(1) This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.

(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2022	December 31, 2021	% Change
ASSETS
Cash and due from banks	$106,317	$56,934	87%
Interest-bearing balances due from depository institutions	708,221	4,106,790	(83)%
Federal funds sold	1,515	58,372	(97)%
Cash and cash equivalents	816,053	4,222,096	(81)%
Available for sale debt securities, at fair value	644,815	842,570	(23)%
Held to maturity debt securities (fair value of $935,953 at 2022 and $466,286 at 2021)	1,034,121	462,957	123%
Restricted equity securities	7,734	7,311	6%
Mortgage loans held for sale	1,607	1,114	44%
Loans	11,687,968	9,532,934	23%
Less allowance for credit losses	(146,297)	(116,660)	25%
Loans, net	11,541,671	9,416,274	23%
Premises and equipment, net	59,850	60,300	(1)%
Goodwill and other identifiable intangible assets	13,615	13,638	-%
Other assets	476,287	422,546	13%
Total assets	$14,595,753	$15,448,806	(6)%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$3,321,347	$4,799,767	(31)%
Interest-bearing	8,225,458	7,653,069	7%
Total deposits	11,546,805	12,452,836	(7)%
Federal funds purchased	1,618,798	1,711,777	(5)%
Other borrowings	64,726	64,706	-%
Other liabilities	67,528	67,472	-%
Total liabilities	13,297,857	14,296,791	(7)%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at December 31, 2022 and December 31, 2021	-	-
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,329,527 shares issued and outstanding at December 31, 2022, and 100,000,000 shares authorized; 54,227,060 shares issued and outstanding at December 31, 2021	54	54	-%
Additional paid-in capital	229,693	226,397	1%
Retained earnings	1,109,902	911,008	22%
Accumulated other comprehensive (loss) income	(42,253)	14,056	(401)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,297,396	1,151,515	13%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,297,896	1,152,015	13%
Total liabilities and stockholders' equity	$14,595,753	$15,448,806	(6)%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$153,924	$100,348	$499,691	$385,721
Taxable securities	10,895	6,747	40,722	25,413
Nontaxable securities	27	47	137	302
Federal funds sold	818	18	1,556	29
Other interest and dividends	4,609	1,794	17,209	4,840
Total interest income	170,273	108,954	559,315	416,305
Interest expense:
Deposits	33,471	6,271	59,396	26,569
Borrowed funds	14,418	1,533	29,027	5,233
Total interest expense	47,889	7,804	88,423	31,802
Net interest income	122,384	101,150	470,892	384,503
Provision for credit losses	7,135	8,451	37,607	31,517
Net interest income after provision for credit losses	115,249	92,699	433,285	352,986
Non-interest income:
Service charges on deposit accounts	1,866	1,297	8,033	6,839
Mortgage banking	514	471	2,438	7,340
Credit card income	2,261	2,200	9,917	7,347
Securities (losses) gains	-	-	(6,168)	620
Increase in cash surrender value life insurance	1,600	1,630	6,478	6,642
Other operating income	725	1,767	12,661	4,664
Total non-interest income	6,966	7,365	33,359	33,452
Non-interest expense:
Salaries and employee benefits	19,230	17,303	77,952	67,728
Equipment and occupancy expense	3,263	2,910	12,319	11,404
Third party processing and other services	8,170	4,856	27,333	16,362
Professional services	922	913	4,277	3,891
FDIC and other regulatory assessments	1,311	1,042	4,565	5,679
Other real estate owned expense	239	48	295	868
Other operating expense	4,957	11,417	31,075	27,157
Total non-interest expense	38,092	38,489	157,816	133,089
Income before income tax	84,123	61,575	308,828	253,349
Provision for income tax	16,399	7,822	57,324	45,615
Net income	67,724	53,753	251,504	207,734
Dividends on preferred stock	31	31	62	62
Net income available to common stockholders	$67,693	$53,722	$251,442	$207,672
Basic earnings per common share	$1.25	$0.99	$4.63	$3.83
Diluted earnings per common share	$1.24	$0.99	$4.61	$3.82
LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021
Commercial, financial and agricultural	$3,145,317	$3,104,155	$2,966,040	$2,955,927	$2,984,053
Real estate - construction	1,532,388	1,433,698	1,383,155	1,164,690	1,103,076
Real estate - mortgage:
Owner-occupied commercial	2,199,280	2,145,621	2,026,807	1,919,811	1,874,103
1-4 family mortgage	1,146,831	1,089,826	1,015,698	926,697	826,765
Other mortgage	3,597,750	3,438,762	3,160,510	2,869,158	2,678,084
Subtotal: Real estate - mortgage	6,943,861	6,674,209	6,203,015	5,715,666	5,378,952
Consumer	66,402	66,552	65,110	62,674	66,853
Total loans	$11,687,968	$11,278,614	$10,617,320	$9,898,957	$9,532,934

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021
Allowance for credit losses:
Beginning balance	$140,967	$128,387	$119,463	$116,660	$108,950

Loans charged off:
Commercial financial and agricultural	2,116	2,902	1,667	2,574	1,285
Real estate - construction	-	-	-	-	14
Real estate - mortgage	-	170	23	27	-
Consumer	200	261	123	75	141
Total charge offs	2,316	3,333	1,813	2,676	1,440
Recoveries:
Commercial financial and agricultural	393	297	1,217	105	671
Real estate - construction	-	-	-	-	-
Real estate - mortgage	-	-	-	-	18
Consumer	118	12	13	12	10
Total recoveries	511	309	1,230	117	699
Net charge-offs	1,805	3,024	583	2,559	741
Provision for credit losses	7,135	15,604	9,507	5,362	8,451
Ending balance	$146,297	$140,967	$128,387	$119,463	$116,660

Allowance for credit losses to total loans	1.25%	1.25%	1.21%	1.21%	1.22%
Allowance for credit losses to total average loans	1.27%	1.29%	1.26%	1.24%	1.29%
Net charge-offs to total average loans	0.06%	0.11%	0.02%	0.11%	0.03%
Provision for credit losses to total average loans	0.25%	0.57%	0.37%	0.23%	0.37%
Nonperforming assets:
Nonaccrual loans	$12,450	$11,655	$10,540	$14,738	$6,762
Loans 90+ days past due and accruing	5,391	4,803	4,991	4,686	5,335
Other real estate owned and repossessed assets	248	1,245	1,207	1,989	1,208
Total	$18,089	$17,703	$16,738	$21,413	$13,305

Nonperforming loans to total loans	0.15%	0.15%	0.15%	0.20%	0.13%
Nonperforming assets to total assets	0.12%	0.13%	0.12%	0.14%	0.09%
Nonperforming assets to earning assets	0.13%	0.13%	0.12%	0.14%	0.09%
Allowance for credit losses to nonaccrual loans	1,175.08%	1,209.50%	1,218.05%	826.19%	1,725.23%

Restructured accruing loans	$2,480	$236	$421	$426	$431

Restructured accruing loans to total loans	-%	-%	-%	-%	-%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021
Beginning balance:	$2,041	$2,403	$2,482	$2,576	$2,893
Additions	444	-	-	-	-
Net (paydowns) / advances	(5)	(362)	(79)	(94)	(303)
Charge-offs	-	-	-	-	(14)
Transfer to OREO	-	-	-	-	-
Ending balance	$2,480	$2,041	$2,403	$2,482	$2,576

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2022	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021
Interest income:
Interest and fees on loans	$153,924	$131,375	$111,287	$103,105	$100,348
Taxable securities	10,895	11,089	10,515	8,223	6,747
Nontaxable securities	27	30	37	43	47
Federal funds sold	818	632	93	13	18
Other interest and dividends	4,609	6,173	4,623	1,804	1,794
Total interest income	170,273	149,299	126,555	113,188	108,954
Interest expense:
Deposits	33,471	13,655	6,427	5,843	6,271
Borrowed funds	14,418	9,226	3,760	1,623	1,533
Total interest expense	47,889	22,881	10,187	7,466	7,804
Net interest income	122,384	126,418	116,368	105,722	101,150
Provision for credit losses	7,135	15,603	9,507	5,362	8,451
Net interest income after provision for credit losses	115,249	110,815	106,861	100,360	92,699
Non-interest income:
Service charges on deposit accounts	1,866	1,892	2,133	2,142	1,297
Mortgage banking	514	784	614	526	471
Credit card income	2,261	2,612	2,672	2,372	2,200
Securities losses	-	-	(2,833)	(3,335)	-
Increase in cash surrender value life insurance	1,600	1,637	1,633	1,608	1,630
Other operating income	725	2,014	5,287	4,635	1,767
Total non-interest income	6,966	8,939	9,506	7,948	7,365
Non-interest expense:
Salaries and employee benefits	19,230	19,687	20,734	18,301	17,303
Equipment and occupancy expense	3,263	3,140	2,983	2,933	2,910
Third party processing and other services	8,170	7,213	6,345	5,605	4,856
Professional services	922	1,036	1,327	992	913
FDIC and other regulatory assessments	1,311	975	1,147	1,132	1,042
Other real estate owned expense	239	21	32	3	48
Other operating expense	4,957	10,613	7,253	8,252	11,417
Total non-interest expense	38,092	42,685	39,821	37,218	38,489
Income before income tax	84,123	77,069	76,546	71,090	61,575
Provision for income tax	16,399	13,038	14,410	13,477	7,822
Net income	67,724	64,031	62,136	57,613	53,753
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$67,693	$64,031	$62,105	$57,613	$53,722
Basic earnings per common share	$1.25	$1.18	$1.14	$1.06	$0.99
Diluted earnings per common share	$1.24	$1.17	$1.14	$1.06	$0.99

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2022		3rd Quarter 2022		2nd Quarter 2022		1st Quarter 2022		4th Quarter 2021
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$11,465,538	5.32%	$10,900,105	4.77%	$10,165,470	4.38%	$9,621,484	4.29%	$9,032,914	4.40%
Tax-exempt (2)	19,526	6.75	19,852	4.14	23,616	4.09	25,195	4.08	26,148	4.07
Total loans, net of unearned income	11,485,064	5.32	10,919,957	4.77	10,189,086	4.38	9,646,679	4.29	9,059,062	4.40
Mortgage loans held for sale	1,515	3.67	2,906	2.73	471	3.41	927	1.73	998	1.99
Debt securities:
Taxable	1,755,764	2.49	1,797,560	2.47	1,775,425	2.37	1,518,572	2.17	1,134,378	2.38
Tax-exempt (2)	4,863	2.47	5,863	2.39	7,148	2.35	8,812	2.36	9,823	2.36
Total securities (3)	1,760,627	2.49	1,803,423	2.47	1,782,573	2.37	1,527,384	2.17	1,144,201	2.38
Federal funds sold	82,656	3.93	102,028	2.46	30,721	1.21	16,639	0.31	39,445	0.18
Restricted equity securities	7,724	7.35	7,724	3.65	7,724	3.74	7,371	3.70	873	3.18
Interest-bearing balances with banks	458,115	3.83	945,142	2.56	2,332,412	0.80	3,637,882	0.20	4,561,662	0.16
Total interest-earning assets	$13,795,701	4.90	$13,781,180	4.30	$14,342,987	3.54	$14,836,882	3.06	$14,806,241	2.92
Non-interest-earning assets:
Cash and due from banks	113,823		256,607		204,994		74,534		79,293
Net premises and equipment	60,323		60,155		60,673		61,209		61,837
Allowance for credit losses, accrued
interest and other assets	273,964		294,006		297,893		313,560		303,300
Total assets	$14,243,811		$14,391,948		$14,906,547		$15,286,185		$15,250,671

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$1,763,622	0.73%	$1,722,926	0.28%	$1,699,602	0.21%	$1,594,645	0.20%	$1,499,918	0.19%
Savings	141,163	0.64	144,368	0.21	134,469	0.18	135,545	0.17	123,179	0.18
Money market	5,047,133	2.07	4,444,583	0.89	4,617,021	0.33	4,985,224	0.26	5,100,192	0.26
Time deposits	860,336	1.69	809,057	1.16	766,225	0.86	792,930	0.91	807,342	1.05
Total interest-bearing deposits	7,812,254	1.70	7,120,934	0.76	7,217,317	0.36	7,508,344	0.31	7,530,631	0.33
Federal funds purchased	1,453,445	3.75	1,493,444	2.27	1,550,805	0.79	1,620,012	0.23	1,608,349	0.21
Other borrowings	64,726	4.23	65,406	4.19	64,713	4.28	64,708	4.28	64,704	4.23
Total interest-bearing liabilities	$9,330,425	2.04%	$8,679,784	1.05%	$8,832,835	0.46%	$9,193,064	0.33%	$9,203,684	0.34%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	3,572,956		4,410,318		4,824,521		4,870,701		4,856,243
Other liabilities	77,544		62,093		58,784		59,619		54,134
Stockholders' equity	1,307,553		1,263,870		1,205,551		1,156,186		1,121,578
Accumulated other comprehensive (loss) income	(44,667)		(24,117)		(15,144)		6,615		15,032
Total liabilities and stockholders' equity	$14,243,811		$14,391,948		$14,906,547		$15,286,185		$15,250,671
Net interest spread		2.86%		3.25%		3.08%		2.77%		2.58%
Net interest margin		3.52%		3.64%		3.26%		2.89%		2.71%

(1)

Average loans include nonaccrual loans in all periods. Loan fees of $3,630, $3,849, $5,303, $6,823, and $7,686 are included in interest income in the fourth quarter of 2022, third quarter of 2022, second quarter of 2022, first quarter of 2022, and the fourth quarter of 2021, respectively.

(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)

Unrealized (losses) gains on debt securities of $(62,568), $(34,688), $(25,703), $8,245, and $18,974 for the fourth quarter of 2022, third quarter of 2022, second quarter of 2022, first quarter of 2022, and the fourth quarter of 2021, respectively, are excluded from the yield calculation.

Contacts

ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com